Exhibit 99.1

MYR Group Inc. Announces New $75 Million Share Repurchase Program
Thornton, Colo., May 6, 2024 – MYR Group Inc. (“MYR Group” or the “Company”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today a new share repurchase program (“Repurchase Program”). The Repurchase Program authorizes the Company to repurchase, in the aggregate, up to $75.0 million of its outstanding shares of common stock from time to time on the open market or in privately negotiated transactions, based on market and business conditions, applicable contractual and legal requirements and other factors in accordance with applicable federal securities laws. The Repurchase Program will expire on November 8, 2024, or when the authorized funds are exhausted, whichever is earlier. The Company is not obligated to acquire any specific amount of common stock, and the Company’s Board of Directors may modify or terminate the Repurchase Program at any time at its sole discretion without notice. The Company intends to fund the Repurchase Program with cash on hand and through borrowings under its credit facility. The Repurchase Program was authorized by the Board of Directors and will be effective on May 9, 2024. The Company’s prior $75.0 million repurchase program commenced on November 9, 2023 and is scheduled to expire on May 8, 2024.
Management Comments
Rick Swartz, MYR Group’s President and CEO, said, “We are pleased to announce the approval of a share repurchase program by our Board of Directors. This plan demonstrates the confidence we have in our market segments and our firm’s long-term growth potential.” Mr. Swartz continued, “We remain committed to driving value for all MYR Group shareholders and directing capital to investments that generate strong returns. Through the strength of our balance sheet, we will continue to strategically deploy capital through the execution of organic growth opportunities, strategic acquisitions, and the repurchase of our common stock.”
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR Group's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in any risk factors or cautionary statements contained in MYR Group's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:
Kelly M. Huntington, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com